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                                                                 Exhibit (10)(v)





                              August 27, 1999



Dennis M. Kunisaki
Vice President
U.S. Trust Company of California, N.A.
515 South Flower Street, Suite 2800
Los Angeles, CA 90071-2291

Subject: Direction Re: Merger of Rabbi Trusts
---------------------------------------------

Dear Dennis:

     Pursuant to Section 8(h) of both the Restated Supplemental Employee Trust Agreement, as amended, and Deferred Compensation Plans Agreement, as amended, under which trusts you are successor trustee effective August 31, 1999, on behalf of The Northern Trust Company and Northern Trust Corporation, the respective grantors under the trusts, I direct you (i) to merge the assets of the Supplemental Employee Trust with the assets of the Deferred Compensation Plans Trust by transferring the assets of the Supplemental Employee Trust to the Deferred Compensation Plans Trust, the merged assets to be administered under the Deferred Compensation Trust and (ii) to terminate the Supplemental Employee Trust, all effective September 1, 1999.

                                       Sincerely,


                                       /s/ Kimberly A. Soppi
                                       --------------------
                                       Kimberly A. Soppi
                                       Retirement Plans Manager
                                       Second Vice President

cc:  Mary Jamieson, Northern Trust/HR Benefits
     Mark Nero, Northern Trust/Legal
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                           AMENDMENT TO THE RESTATED
                     SUPPLEMENTAL EMPLOYEE TRUST AGREEMENT



     Pursuant to Section 12(a) of the Trust Agreement dated June 18, 1996 ("Trust") established by The Northern Trust Company ("Company"), Company and U.S. Trust Company, National Association, as successor trustee ("Trustee"), hereby amend the Trust as follows:

     1. By substituting "60" for "30" in each of the places it occurs in the second sentence of Section 7.

     2.   By adding the following two sentences to Section 7:

"The Trustee shall maintain a separate account with respect to each Plan reflecting the contributions applicable to such Plan, earnings thereon, distributions to participants in such Plan and their beneficiaries, and payment of administrative expenses applicable to such Plan. The assets applicable to each Plan shall be used solely to provide benefits to the participants in such Plan and their beneficiaries, and to pay administrative expenses applicable to such Plan."

     3.   By adding the following new paragraph (g) to Section 8:

     (g) The Company shall indemnify and hold the Trustee harmless from and against all loss or liability (including expenses and reasonable attorneys' fees), to which it may be subject by reason of its execution of its duties under this Trust, or by reason of any acts taken in good faith in accordance with any directions, or acts omitted in good faith due to absence of directions, from the Company or a participant unless, and only to the extent, such loss or liability is due to the Trustee's negligence or willful misconduct.

     4.   By adding the following new paragraph (h) to Section 8:

     (h) At the direction of Company, Trustee shall have the authority to merge at any time all the Trust assets with the assets of any other trust held by the same Trustee for the benefit of the same beneficiaries or beneficiaries of other deferred compensation plans established by Company or its affiliates and upon substantially the same terms and conditions as those set forth herein and, at the Company's direction, either to administer the merged assets as a single trust hereunder or transfer the Trust property to that other trust, to be administered under the instrument governing that other trust, and thereafter to terminate the Trust hereunder as a separate entity. Notwithstanding the preceding sentence, the assets attributable to the interest of a beneficiary under any such deferred compensation plan held under the trust with which this Trust is merged, as determined immediately after the merger, shall not, as a result of the merger, be less than the assets attributable to the interest of such beneficiary under the trust immediately prior to the effective date of the merger.

     5.   By adding the following sentence to Section 11:

          "No successor Trustee shall be personally liable for any act or omission of any predecessor."

     IN WITNESS WHEREOF, Company and Trustee have caused this amendment to be executed by their respective officers thereunto duly authorized on this 31st day of August, 1999.



                              THE NORTHERN TRUST COMPANY


                              By: /s/ Martin J. Joyce, Jr.
                                 --------------------------------
                              Its: Senior Vice President
                                   ------------------------------


                              U.S. TRUST COMPANY, NATIONAL
                              ASSOCIATION, as Trustee

                              By: /s/     Dennis Kunisaki
                                 --------------------------------

                              Its: Senior Vice President
                                   ------------------------------